UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2008
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure.

On March 17, 2008, the Registrant filed the attached news release entitled “Uranerz Initiates Drilling on Arkose Property”, announcing the initiation of drilling on the Arkose Mining Venture Property (“Arkose Property”) in the central Powder River Basin of Wyoming, U.S.A. Three drill rigs and one electric log probing unit moved to the Arkose Property in early March and began drilling operations. As manager/operator of the Arkose Property, the Company has developed an aggressive exploration drilling program, utilizing up to five drill rigs. Currently the Registrant is drilling on Arkose Property targets just south of the Registrant’s 100%-owned Collins Draw property. It is anticipated that each drill rig can drill between one and two 600-foot holes per day, with results logged electronically. The attached news release is hereby being furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K to satisfy the Company’s “public disclosure” obligations under Regulation FD of the SEC.

The National Instrument 43-101 technical report referenced in the attached news release (the “NI 43-101 Technical Report”) was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) by the authors, Mr. Douglass Graves, P.E. of TREC, Inc. and Mr. Don Woody, P.G. of Woody Enterprises, each an independent “qualified person” as defined by NI 43-101. As a company listed on the Toronto Stock Exchange, the Registrant was required to prepare the NI 43-101 Technical Report in accordance with NI 43-101, pursuant to applicable Canadian securities laws and the rules of the Toronto Stock Exchange.

The NI 43-101 Technical Report is a requirement of NI 43-101 and includes estimations of potential mineral resources for further targeted exploration by the issuer disclosed pursuant to the applicable provisions of NI 43-101, as described herein. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission and included in the SEC’s Securities Act Industry Guide 7 entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. For example, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These “reserve” definitions differ from the “reserve” definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The NI 43-101 Technical Report uses the terms “mineral resource,” “potential uranium exploration target”, “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. U.S. Investors are advised that these terms and concepts are set out in and required to be disclosed by NI 43-101 as information material to the issuer; however, these terms and concepts are not recognized by the SEC or included in Guide 7, and these terms and concepts are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves”. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target mineral resource will ever be upgraded to a higher category of certainty. Under Canadian rules, estimates of potential target mineral resources may not form the basis of feasibility or pre-feasibility studies. U.S. Investors are cautioned not to assume that all or any part of a potential target mineral resource exists, or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute Guide 7 compliant “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

(99.1)	Press Release dated March 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: March 17, 2008	By:	“Sonya Reiss”
Sonya Reiss
Vice President, Corporate Affairs and Secretary